ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                     200 EAST LAS OLAS BOULEVARD, SUITE 1900
                         FORT LAUDERDALE, FLORIDA 33301
                                 (954) 763-1200


                                December 4, 1996


Geographics, Inc.
1555 Odell Road
Blaine, Washington, 92131


         RE:      AMENDMENT NO 1 TO REGISTRATION STATEMENT ON FORM S-8


Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by Geographics, Inc. (the "Company") of up to 1,000,000 shares of Common Stock, no par value per share (the "Common Stock") to be issued pursuant to the Company's 1996 Stock Option Plan (the "Plan").

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Option Agreement, the Company's Articles of Incorporation, By-Laws and corporate resolutions provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

         Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.


         We hereby consent to the use of this opinion in the Registration Statement on Amendment No. 1 to Form S-8 to be filed with the Commission.


                                 Very truly yours,



                                 /s/ ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                 -------------------------------------------
                                 Atlas, Pearlman, Trop & Borkson, P.A.